FOR IMMEDIATE RELEASE

For additional information contact:
Joseph Cormier	Mark Root
Vice President, Corporate Development	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 703-407-9393
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Reports Fourth Quarter and Full Year 2006 Financial Results

Highlights

•	2006 revenues increased 16.0% to $1.137 billion with 12.4% coming organically

•	Fourth quarter revenues increased 11.4% to $290.7 million with 10.5% coming organically

•

Fourth quarter diluted EPS from continuing operations of $0.45 (or $0.48 before FAS 123R expense); diluted EPS from continuing operations was $1.64 for the full year 2006 (or $1.73 before FAS 123R expense)

•	Operating cash flow from continuing operations of $90.8 million in 2006 driven by DSOs of 73 days, down from 83 days in 2005

•	Full year contract awards of $1.78 billion; 40% coming from new business awards

•	Backlog of $2.87 billion as of December 31, 2006, an increase of 22.6% from 2005

•	Full year 2007 initial revenue guidance of 11% to 14% growth

FAIRFAX, Virginia, February 28, 2007 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community; the Departments of Defense, State, Homeland Security, and Justice; the Space Community; and other federal government customers, today announced results for the fourth quarter and for the full year ended December 31, 2006, that reflect strong growth in revenues and profitability in our core business.

Fourth Quarter 2006 Results

For the fourth quarter of 2006, ManTech reported revenue of $290.7 million, up $29.7 million, or 11.4%, compared to $261.0 million for the same period in 2005. The results reflect an organic growth rate of 10.5% based on pro forma revenue for the fourth quarter 2005, which includes the effect of the GRS Solutions acquisition. Fourth quarter revenue growth was primarily driven by the Company’s support to the nation’s defense initiative both domestically and abroad and the increasing level of material pass-through sales, otherwise referred to as ODC purchases.

Income from continuing operations in the fourth quarter was $15.3 million. Diluted earnings per share from continuing operations was $0.45.

Excluding the effect of FAS 123R, net income from continuing operations in the fourth quarter was $16.4 million. Diluted EPS from continuing operations prior to the effect of FAS123R was $0.48 for the fourth quarter.

On January 1, 2006, the Company adopted Financial Accounting Standards Board Statement No. 123R, which requires the Company to recognize share-based payment transactions as a compensation expense in its financial statements. Because our fourth quarter 2005 financial results do not include the effect of FAS 123R, the Company believes that providing our fourth quarter 2006 financial results excluding the effect of FAS 123R provides a better comparison with prior results. A reconciliation of GAAP results with results excluding the effect of FAS 123R is provided at the end of this press release.

Full Year 2006 Results

Revenues for the full year 2006 were $1.137 billion, up $156.7 million, or 16.0%, over 2005 revenues of $980.3 million. Revenue growth in 2006 was attributable to new business supporting national security programs for the Department of Defense, Intelligence Community, and Homeland Security related agencies. The results reflect a full year organic growth rate of 12.4% based on year-over-year pro forma revenue.

Income from continuing operations for the full year 2006 was $55.6 million. Diluted earnings per share from continuing operations was $1.64.

Excluding the effect of FAS 123R, net income from continuing operations for the full year 2006 was $59.2 million. Diluted EPS from continuing operations prior to the effect of FAS123R was $1.73.

Operating cash flow for 2006 prior to discontinued operations was $90.8 million compared to $47.3 million in 2005.

“ManTech again had an exceptional year, where we continued to deliver strong and consistent operating results,” said George J. Pedersen, Chairman of the Board and Chief Executive Officer, ManTech International Corporation. “Our large amount of contract awards during the year and the resulting backlog growth continues to demonstrate ManTech’s strategic positioning in the mission-critical center of the national security mission.”

Contract Awards & Backlog Metrics

ManTech had contract awards of $300 million for the fourth quarter 2006 and $1.78 billion for the full year 2006, with 40% coming from new business awards. During the quarter we were awarded numerous contracts, which included a $159 million 16-month contract to provide technical support services to the U.S. Army for the Joint Explosive Ordinance Disposal (EOD) Rapid Response Vehicle (JERRV).

For the year the Company was awarded numerous contracts which include:

•	$725 million five-year contract in support of the U.S. Army’s Logistics Regional Support Centers (RSC)

•	$49 million five-year task order in support of the Naval Surface Warfare Center, Carderock Division (NSWCCD)

•	Award of USAID’s $4 billion ID/IQ Prime 3.2 Multiple Award Blanket Purchase Agreement

•	Over $200 million in classified contracts

As a result of the significant amount of contract awards received in 2006, ManTech’s reported backlog as of December 31, 2006 was $2.87 billion, a 22.4% increase up from $2.34 billion as of December 31, 2005. Funded backlog was $622 million, a 33.1% increase up from $467 million at the end of 2005.

“The Company’s numerous contract awards totaling approximately $1.8 billion in 2006 provides a solid base of new and expanding business opportunities from which to achieve our objectives of over 10% revenue and earnings growth,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation. “Additionally we successfully completed the acquisition and integration of GRS Solutions and delivered strong financial results as a result of our focus on the defense, intelligence, homeland security and law enforcement markets.”

Key Performance Metrics

Revenue from the Department of Defense, the Intelligence Community and Homeland Security related customers accounted for 95.1% of revenue for the fourth quarter and 95.2% for the full year 2006. ManTech’s time and materials contracts accounted for 62.9% of revenue, fixed-price contracts accounted for 13.0% of revenue and cost-plus contracts accounted for 24.2% of revenue for the fourth quarter 2006. ManTech derived 62.1% of its revenue during the fourth quarter of 2006 from prime contracts and 67.7% for the full year 2006. Finally, Days Sales Outstanding of accounts receivable, or DSOs, were 73 days as of December 31, 2006, down from 83 days reported in the fourth quarter of 2005, due to improved collections processes and execution implemented throughout 2006.

MSM Divestiture Completion

On February 23, 2007, ManTech completed the sale of its MSM subsidiary to MSM Security Services Holdings LLC for $3 million in cash as previously announced on February 15, 2007.

Company Guidance

The Company’s initial first quarter and full year 2007 guidance is summarized in the table below. ManTech’s guidance does not include any discontinued operations, future acquisitions or divestitures.

	1st Quarter 2007	Full Year 2007
(Dollars in millions, except earnings per share amounts)
Revenue	$ 285 - $ 295	$1,260 - $1,300
Diluted Earnings Per Share from Continuing Operations	$0.40 - $0.42	$ 1.76 - $ 1.84
Weighted Average Shares Outstanding	34.4 million	34.7 million

The Company’s revenue guidance for the first quarter and full year 2007 reflects the continuation of strong business momentum in its core national security and defense business. The guidance range for the full year 2007 implies total revenue growth of 11% to 14% with organic revenue growth of 10% to 13%. The organic growth rate is derived by including GRS Solution’s contribution to full year 2006 revenue. The diluted earnings per share from continuing operations guidance reflects estimated interest income of $1.7 million and an effective tax rate of 38.9% for 2007.

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss fourth quarter and full year 2006 results and answer questions. Interested parties may access the call by dialing (800) 811-8830 (domestic) or (913) 981-4902 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, March 14, 2007. To access the replay, call (888) 203-1112 (domestic) or (719) 457-

0820 (international). The confirmation code for the replay is 3819354. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the Departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and over 40 countries worldwide. In 2005, Red Herring magazine selected ManTech as one of its Small Cap 100 Companies; and in 2006, Business 2.0 magazine named ManTech one of its 100 Fastest Growing Technology Companies. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; adverse effect of contract consolidation; adverse changes in our mix of contract types; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; risks associated with complex U.S. government procurement laws and regulations; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors “ in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2006, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	December 31,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,484	$5,662
Receivables—net	236,436	239,676
Prepaid expenses and other	13,182	7,393
Assets held for sale	3,808	4,831

Total Current Assets	294,910	257,562
Property and equipment—net	13,881	11,713
Goodwill	238,322	227,747
Other intangibles—net	40,180	35,602
Employee supplemental savings plan assets	15,427	11,902
Other assets	10,532	11,459

TOTAL ASSETS	$613,252	$555,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$—	$42,502
Accounts payable and accrued expenses	72,101	57,933
Accrued salaries and related expenses	47,356	41,428
Deferred income taxes—current	—	663
Billings in excess of revenue earned	5,284	6,611
Liabilities held for sale	2,008	4,978

Total Current Liabilities	126,749	154,115
Debt—net of current portion	—	21
Accrued retirement	16,750	13,054
Other long-term liabilities	3,302	3,282
Deferred income taxes—non-current	7,452	6,920

TOTAL LIABILITIES	154,253	177,392

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized;
19,020,181 and 18,016,328 shares issued and outstanding at December 31, 2006 and 2005, respectively	190	180
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 15,032,293 and 15,065,293 shares issued and outstanding at December 31, 2006 and 2005, respectively	150	151
Additional paid-in capital	263,409	233,360
Retained earnings	195,604	144,903
Accumulated other comprehensive loss	(137)	(1)
Unearned ESOP shares	(217)	—
Deferred compensation	640	640
Shares held in grantor trust	(640)	(640)

TOTAL STOCKHOLDERS’ EQUITY	458,999	378,593

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$613,252	$555,985

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Data)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)
REVENUES	$290,712	$260,990	$1,137,178	$980,290
Cost of services	241,925	213,723	944,150	805,853
General and administrative expenses	26,320	22,426	102,378	90,083

OPERATING INCOME	22,467	24,841	90,650	84,354
Gain on disposal of operations	(955)	—	(955)	(3,698)
Interest expense (income), net	(118)	315	1,566	2,271
Other (income) expense, net	(408)	102	(416)	330

INCOME BEFORE PROVISION FOR INCOME TAXES AND EQUITY EARNINGS	23,948	24,424	90,455	85,451
Provision for income taxes	(8,621)	(10,232)	(34,825)	(34,317)
Equity in earnings of unconsolidated subsidiaries	—	45	—	471
Gain on disposal of equity method investment	—	1,590	—	1,590

INCOME FROM CONTINUING OPERATIONS	15,327	15,827	55,630	53,195
Loss from discontinued operations, net of taxes	(1,408)	(5,390)	(4,929)	(9,002)

NET INCOME	$13,919	$10,437	$50,701	$44,193

BASIC EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.45	$0.48	$1.66	$1.62
(Loss) Income from discontinued operations-net of taxes	(0.04)	(0.16)	(0.15)	(0.27)

Class A basic earnings per share	$0.41	$0.32	$1.51	$1.35

Weighted average common shares outstanding	18,821	18,002	18,450	17,767
Class B common stock
Income from continuing operations	$0.45	$0.48	$1.66	$1.62
(Loss) Income from discontinued operations-net of taxes	(0.04)	(0.16)	(0.15)	(0.27)

Class B basic earnings per share	$0.41	$0.32	$1.51	$1.35

Weighted average common shares outstanding	15,053	15,065	15,062	15,065

DILUTED EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.45	$0.47	$1.64	$1.60
(Loss) Income from discontinued operations-net of taxes	(0.04)	(0.16)	(0.15)	(0.27)

Class A diluted earnings per share	$0.41	$0.31	$1.49	$1.33

Weighted average common shares outstanding	19,288	18,361	18,893	18,209
Class B common stock
Income from continuing operations	$0.45	$0.47	$1.64	$1.60
(Loss) Income from discontinued operations-net of taxes	(0.04)	(0.16)	(0.15)	(0.27)

Class B basic earnings per share	$0.41	$0.31	$1.49	$1.33

Weighted average common shares outstanding	15,053	15,065	15,062	15,065

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Year Ended December 31,
	2006	2005
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$50,701	$44,193
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated subsidiaries	—	(503)
Loss from discontinued operations—net of tax	4,929	9,002
Gain on disposal of operations	(955)	(3,698)
Gain on disposal of equity method investment	—	(1,590)
Stock-based compensation	5,830	18
Tax benefits from exercise of stock options	1,444	1,895
Deferred income taxes	(131)	(1,625)
Depreciation and amortization	10,019	8,642
Change in assets and liabilities—net of effects from acquired and disposed businesses:
Receivables-net	5,180	(27,252)
Prepaid expenses and other	(5,689)	2,418
Accounts payable and accrued expenses	13,677	6,175
Accrued salaries and related expenses	4,777	3,538
Billings in excess of revenue earned	(1,327)	1,071
Accrued retirement	3,546	(381)
Dividends from Vosper—Mantech Limited	—	2,962
Other	(1,244)	2,460

Net cash flow from operating activities of continuing operations	90,757	47,325
Net cash flow from discontinued operations	(6,411)	14,162

Net cash flow from operating activities	84,346	61,487

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,154)	(5,614)
Investment in capitalized software for internal use	(2,245)	(1,489)
Investment in capitalized software products	—	—
Purchase of minority interest in MASI UK	—	(86)
Acquisition of businesses, net of cash acquired	(19,845)	(106,798)
Proceeds from disposal of operations and equity method investment	2,000	8,730

Net investing cash flow from continuing operations	(25,244)	(105,257)
Net investing cash flow from discontinued operations	(465)	(360)

Net cash flow from investing activities	(25,709)	(105,617)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	16,790	9,507
Excess tax benefits from the exercise of stock options	2,918	—
Net (decrease) increase in borrowing under lines of credit	(42,402)	17,402
Repayment of notes payable	(121)	(63)

Net cash flow from financing activities	(22,815)	26,846

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	35,822	(17,284)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,662	22,946

CASH AND CASH EQUIVALENTS, END OF PERIOD	$41,484	$5,662

MANTECH INTERNATIONAL CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Data)

The company has presented net income, as adjusted, to reflect the impact that the adoption of FAS 123R had on the Company’s earnings per share. Management believes that these non-GAAP financial measures provide investors useful information as they facilitate the comparison of current performance to prior performance. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	(unaudited) Three months ended December 31, 2006				(unaudited) Year ended December 31, 2006

	As Reported	Adjustments		Pro Forma	As Reported	Adjustments		Pro Forma
REVENUES	$290,712	$		$290,712	$1,137,178	$		$1,137,178
Cost of services	241,925			241,925	944,150			944,150
General and administrative expenses	26,320		(1,735)	24,585	102,378		(5,742)	96,636

OPERATING INCOME	22,467		1,735	24,202	90,650		5,742	96,392
Gain on disposal of operations	(955)			(955)	(955)			(955)
Interest (income) expense, net	(118)			(118)	1,566			1,566
Other (income) expense, net	(408)			(408)	(416)			(416)

INCOME BEFORE PROVISION FOR INCOME TAXES	23,948		1,735	25,683	90,455		5,742	96,197
Provision for income taxes	(8,621)		(625)	(9,246)	(34,825)		(2,211)	(37,036)

INCOME FROM CONTINUING OPERATIONS	15,327		1,110	16,437	55,630		3,531	59,161
Loss from discontinued operations, net of taxes	(1,408)			(1,408)	(4,929)			(4,929)

NET INCOME	$13,919		$1,110	$15,029	$50,701		$3,531	$54,232

BASIC EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.45		$0.04	$0.49	$1.66		$0.11	$1.77
(Loss) Income from discontinued operations-net of taxes	(0.04)			(0.04)	(0.15)			(0.15)

Class A basic earnings per share	$0.41		$0.04	$0.45	$1.51		$0.11	$1.62

Weighted average common shares outstanding	18,821			18,821	18,450			18,450
Class B common stock
Income from continuing operations	$0.45		$0.04	$0.49	$1.66		$0.11	$1.77
(Loss) Income from discontinued operations-net of taxes	(0.04)			(0.04)	(0.15)			(0.15)

Class B basic earnings per share	$0.41		$0.04	$0.45	$1.51		$0.11	$1.62

Weighted average common shares outstanding	15,053			15,053	15,062			15,062
DILUTED EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.45		$0.03	$0.48	$1.64		$0.09	$1.73
(Loss) Income from discontinued operations-net of taxes	(0.04)			(0.04)	(0.15)			(0.15)

Class A diluted earnings per share	$0.41		$0.03	$0.44	$1.49		$0.09	$1.58

Weighted average common shares outstanding	19,288		223	19,511	18,893		296	19,189
Class B common stock
Income from continuing operations	$0.45		$0.03	$0.48	$1.64		$0.09	$1.73
(Loss) Income from discontinued operations-net of taxes	(0.04)			(0.04)	(0.15)			(0.15)

Class B basic earnings per share	$0.41		$0.03	$0.44	$1.49		$0.09	$1.58

Weighted average common shares outstanding	15,053			15,053	15,062			15,062

(1)	Adjusted to eliminate the FAS 123R stock compensation expense resulting from the adoption of FAS 123R on January 1, 2006.
(2)	Adjusted to eliminate the tax effect of the adjustment in Note 1 at an effective tax rate of 38.5%

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